    As filed with the Securities and Exchange Commission on January 29, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   52-1893632
                      (I.R.S. Employee Identification No.)
                                --------------
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Marian S. Block
                  Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:
                               Glenn C. Campbell
                            Miles & Stockbridge P.C.
                                10 Light Street
                           Baltimore, Maryland 21202
                                 (410) 727-6464
                                --------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                --------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             Proposed        Proposed
 Title of each class of       Amount         maximum          maximum
    securities to be          to be       offering price     aggregate        Amount of
       registered        registered(1)(2)  per unit(3)   offering price(3) registration fee
-------------------------------------------------------------------------------------------
Debt Securities.........  $2,500,000,000       100%       $2,500,000,000       $695,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) In United States dollars or the equivalent thereof in other currencies or composite currencies on the basis of exchange rates in effect on the date an agreement to sell the applicable Debt Securities is entered into by the Registrant.
(2) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in an aggregate offering price of $2,500,000,000.
(3) Estimated solely for purposes of calculating the registration fee.
                                --------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

PROSPECTUS

                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000

           $2,500,000,000                 We will provide the specific terms
                                          of each series or issue of Debt
                                          Securities we issue in supplements
                                          to this prospectus. You should read
                                          this prospectus and the supplements
                                          carefully before you invest.

           DEBT SECURITIES

  We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. The discussion under the heading PLAN OF DISTRIBUTION provides more information on this topic.

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We may not use this prospectus to sell Debt Securities unless we also give prospective investors a prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  This Prospectus is dated            , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
Forward Looking Statements.................................................   3
Lockheed Martin Corporation................................................   4
Use of Proceeds............................................................   5
Ratio of Earnings to Fixed Charges.........................................   6
Description of Debt Securities.............................................   6
Plan of Distribution.......................................................  14
Legal Opinions.............................................................  15
Experts....................................................................  15

  You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or pricing supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. You should not assume that the information in any document incorporated by reference is accurate as of any date other than the date of that document.

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the Debt Securities described in this prospectus in one or more offerings for aggregate proceeds to us of up to $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any applicable prospectus supplement or pricing supplement together with additional information described under the next heading, WHERE YOU CAN FIND MORE INFORMATION, in making your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov and through our web site at http://www.lmco.com. You also may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., and at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Because our Common Stock is listed on the New York Stock Exchange, you also can obtain information about us from the Exchange at 20 Broad Street, New York, New York 10005.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede information pertaining to the same subject in this prospectus or in earlier filings under the SEC. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the Debt Securities:

  . Our Annual Report on Form 10-K for the year ended December 31, 1997;

  . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998,
    June 30, 1998, and September 30, 1998; and

  . Our Current Reports on Form 8-K, filed January 21, 1998, July 17, 1998,
    September 21, 1998 (as amended September 25, 1998), October 27, 1998, November 17, 1998, December 31, 1998, January 19, 1999 and January 28, 1999.

  You may request a copy of these filings at no cost, by writing or calling us at the following address:

                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
                         Attention: Corporate Secretary

  You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents. You should not assume that the information in any document incorporated by reference is accurate as of any date other than the date of that document.

                           FORWARD LOOKING STATEMENTS

  This prospectus and the documents incorporated by reference herein contain "forward looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the beliefs and expectations of Lockheed Martin, are forward looking statements. Such statements may be preceded by, followed by or include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. These statements involve potential risks and uncertainties, including but not limited to the effects of government budgets and requirements, economic conditions, the competitive environment, "Year 2000" issues and the timing of awards and contracts. With respect to the COMSAT transaction described under the heading "Proposed COMSAT Transaction," there also are risks that the conditions to the tender offer and the proposed merger will not be satisfied. As a result, our actual results may differ materially. You are cautioned not to place undue reliance on these forward looking statements, which may be accurate only as of the date on which they were made. We do not promise to update any forward looking statements, whether as a result of new information, future events or otherwise.

  Important factors that may affect our forward looking statements include, but are not limited to, the factors described under the "Forward Looking Statement" headings in the documents that we have filed or will file with the SEC that are incorporated by reference in this prospectus.

                          LOCKHEED MARTIN CORPORATION

  Lockheed Martin is a highly diversified global enterprise principally engaged in the conception, research, design, development, manufacture, integration and operation of advanced technology products and services.

  Lockheed Martin currently conducts its principal businesses through:

  . the Space & Strategic Missiles sector;

  . the Electronics sector;

  . the Information & Services sector;

  . the Aeronautics sector; and

  . the Energy & Environment sector.

  We recently transferred several business units from certain of these sectors to our newly formed Global Telecommunications subsidiary.

Space & Strategic Missiles

  The Space & Strategic Missiles sector is engaged in the design, development, engineering and production of civil, commercial and military space systems, including spacecraft, space launch vehicles, manned space systems and their supporting ground systems and services; telecommunications systems and services; strategic fleet ballistic missiles; and defensive missiles.

Electronics

  The Electronics sector is engaged in the design, development, integration and production of high performance electronic systems for undersea, shipboard, land, airborne and space-based applications. Major defense product lines include surface ship and submarine combat systems; anti-submarine warfare systems; air defense systems; tactical battlefield missiles; aircraft controls; electronic-warfare; electro-optic and night-vision; radar; displays; and systems integration of mission specific combat suites. Major commercial product lines include satellite electronics and mail handling automation systems.

Information & Services

  The Information & Services sector is engaged in the development, integration and operation of large, complex information systems; engineering, technical, and management services for federal customers; transaction processing systems and services for state and local government agencies; commercial information technology services; real-time 3-D graphics products and enterprise data management software; and the provision of internal information technology support to Lockheed Martin.

Aeronautics

  The Aeronautics sector is engaged in the following primary lines of business: tactical aircraft, airlift, surveillance/command, maintenance/modification/logistics, reconnaissance and advanced development programs. Major programs include the F-22 air-superiority fighter, Joint Strike Fighter, F-16 multi-role fighter, C-130J tanker/transport, X-33 reusable launch vehicle technology demonstrator, DarkStar(TM) reconnaissance vehicle, Airborne Early Warning & Control systems, contractor logistics support, and various maintenance and modification programs.

Energy & Environment

  The Energy & Environment sector is engaged in environmental management and remediation and uranium enrichment services. Lockheed Martin is the largest management and operations contractor within the U.S. Department of Energy's system of laboratories, managing energy research and defense programs at various facilities, including the Sandia National Laboratories, the Idaho National Engineering and Environmental Laboratory and the Oak Ridge National Laboratory.

Global Telecommunications

  In August 1998, Lockheed Martin announced the formation of a Global Telecommunications subsidiary that will focus on capturing a greater portion of the worldwide network services market. The subsidiary is called Lockheed Martin Global Telecommunications, Inc. The following businesses have been transferred to Global Telecommunications: Lockheed Martin Intersputnik, Ltd., a strategic venture with Moscow-based Intersputnik that is scheduled to deploy its first satellite in 1999; Astrolink(TM) International, a strategic venture that is intended to provide global interactive multimedia services using next-generation broadband satellite technology; Communications Systems, which markets commercial satellite communications systems capabilities; the elements of Lockheed Martin Management & Data Systems and Lockheed Martin Western Development Laboratories that provide commercial communications capabilities; and Satco (Asia), LLC, a joint venture with GE Americom that is scheduled to launch a satellite next year that will serve broadcasters in the Asia-Pacific region.

Proposed COMSAT Transaction

  In September 1998, we entered into an agreement with COMSAT Corporation to combine our companies in a two-phase transaction with a total estimated value of approximately $2.7 billion. In connection with the first phase of this transaction, we have commenced a cash tender offer to purchase up to 49% of the outstanding shares of COMSAT common stock on the date of purchase at a price of $45.50 per share. The second phase of the transaction, which would result in the acquisition of the balance of the COMSAT shares and completion of the merger, would involve an exchange of one share of our common stock (on a post stock split basis) for each share of COMSAT common stock.

  The consummation of the COMSAT tender offer is subject to, among other things, the condition that at least one-third of the outstanding shares of COMSAT common stock be validly tendered and not withdrawn, the approval of the merger by the stockholders of COMSAT and certain regulatory approvals. We will account for our investment in COMSAT as a result of the completion of the first phase of the transaction under the equity method of accounting. Consummation of the second phase of the transaction is subject to, among other things, the enactment of federal legislation necessary to allow us to acquire the remaining shares of COMSAT common stock and certain additional regulatory approvals. The merger will be accounted for under the purchase method of accounting. If the tender offer is consummated but the necessary legislation is not enacted or the additional regulatory approvals are not obtained, each as required for consummation of the merger, we will not be able to achieve our objectives with respect to the COMSAT transaction and will be unable to exercise control over COMSAT.

  If the acquisition of COMSAT is completed, our interest in COMSAT will become part of our Global Telecommunications subsidiary.

                                USE OF PROCEEDS

  Unless we indicate otherwise in a prospectus supplement, we will use the net proceeds from the sale of the Debt Securities for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose.

                       RATIO OF EARNINGS TO FIXED CHARGES

  Our ratios of earnings to fixed charges (unaudited) are as follows:

        Nine months
           Ended
       September 30,                        Year Ended December 31,
      ------------------          ---------------------------------------------------------------------
      1998        1997            1997           1996           1995           1994           1993
      ----        ----            ----           ----           ----           ----           ----
      3.0X        3.2X            3.1X           3.5X           4.1X           5.6X           4.8X

  These computations include Lockheed Martin, our consolidated subsidiaries and companies in which we own 50% or less of the equity. "Earnings" are determined by adding "total fixed charges" (excluding interest capitalized) to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies in which we own at least 20% but less than 50% of the equity. "Total fixed charges" consists of
(1) interest on all indebtedness, (2) amortization of debt discount or premium,
(3) interest capitalized and (4) an interest factor attributable to rents.

                         DESCRIPTION OF DEBT SECURITIES

General

  We may offer unsecured senior debt securities with an aggregate offering price of up to $2,500,000,000. A prospectus supplement or pricing supplement will describe the specific amounts, prices and terms of any securities we offer. Throughout this prospectus, the term "Debt Securities" refers to these unsecured senior debt securities of Lockheed Martin and the term "prospectus supplement" refers to any prospectus supplement or applicable pricing supplement, if any.

  The Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt. We will issue Debt Securities in one or more series under one or more separate indentures between us and a U.S. banking institution, as Trustee.

  We initially will issue Debt Securities under an Indenture between us and U.S. Bank Trust National Association, as Trustee (the "Indenture"). We have filed the form of the Indenture as an exhibit to the registration statement that we filed with the SEC. The discussion below includes a summary of selected provisions of the Indenture as well as other information about the Debt Securities that we may issue from time to time. The summary is not complete. Capitalized terms used in the summary have the meanings specified in the Indenture. You should read the Indenture for provisions that may be important to you.

  If we use another trustee or another indenture for a series of Debt Securities, we will provide the details in a prospectus supplement. We will file the forms of any other indentures with the SEC at the time we use them.

Terms

  We will describe specific terms relating to any new series of Debt Securities in a prospectus supplement or pricing supplement. These terms will include some or all of the following:

  . the title and type of the Debt Securities;

  . any limit on the total principal amount of the series of Debt Securities;

  . the price or prices at which we will sell the Debt Securities;

  . the maturity date or dates of the series of Debt Securities;

  . the per annum interest rate or rates, if any, on the series of Debt
    Securities and the date or dates from which any such interest will accrue;

  . the dates on which we will pay interest on the series of Debt Securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  . whether the amount of payments of principal of (and premium, if any) or interest on the series of Debt Securities will be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  . the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities will be payable;

  . any redemption dates, prices, obligations and restrictions on the series of Debt Securities;

  . any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of Debt Securities;

  . the denominations in which the series of Debt Securities will be issued, if other than $1,000 and multiples of $1,000;

  . the currency, currencies or currency unit or units in which we will pay the principal of (and premium, if any) or interest, if any, on the series of Debt Securities, if not United States dollars;

  . any provisions granting special rights to holders of the series of Debt
    Securities upon the occurrence of specified events;

  . any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the series of Debt Securities, and whether or not such Events of Default or covenants are consistent with those contained in the indenture applicable to that series;

  . any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the series of Debt Securities if other than U.S. Bank Trust National Association;

  . any conversion or exchange features of the series of Debt Securities;

  . any special tax implications of the series of Debt Securities; and

  . any other material terms of the series of Debt Securities.

  The Indenture does not limit the amount of Debt Securities that we may issue. We may issue Debt Securities from time to time under the Indenture up to the principal amount that we are authorized to issue by our Board of Directors.

  We may sell Debt Securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. We may also sell Debt Securities that are convertible into or exchangeable for our Common Stock or the debt or equity of another company. If we issue these kinds of Debt Securities, we will provide you with additional information in a prospectus supplement or pricing supplement.

  When we refer here and in any prospectus supplement or pricing supplement to the principal of and premium, if any, and interest, if any, on Debt Securities, we also mean to include the payment of additional amounts, if any, that we are required to pay under the Indenture or the Debt Securities in respect of certain taxes, assessments or other governmental charges imposed on the holders of such Debt Securities.

Form, Transfer and Exchange

  We normally will denominate Debt Securities in U.S. dollars and we normally will pay principal, interest and any premium in U.S. dollars. If we sell Debt Securities in foreign currencies or currency units or pay the principal of (and premium, if any) or any interest on any series of Debt Securities in currencies or currency units, we will provide you with further information about those Debt Securities in a prospectus supplement or pricing supplement.

  We may issue the Debt Securities in registered form, without coupons, in increments of $1,000 or in other increments specified in the prospectus supplement. In some cases, holders will receive certificates representing the Debt Securities registered in their name. We refer to this form in this prospectus and in any prospectus supplement as "registered."

  Alternatively, we may issue the Debt Securities in book-entry only form. This means that one or more permanent global certificates registered in the name of a depositary, such as The Depository Trust Company, New York, New York ("DTC"), or a nominee of the depositary, will represent the Debt Securities. We refer to this form in this prospectus and in any prospectus supplement as "book-entry only."

  You can transfer or exchange Debt Securities in registered form without charge except for reimbursement of taxes, if any. You can transfer or exchange Debt Securities in registered form at the corporate trust office of the appropriate Trustee or at any other office or agency maintained by us for such purposes that we identify in any prospectus supplement.

Book-Entry Procedures

  The following discussion pertains to any Debt Securities that we issue in book-entry only form where DTC is the depositary. If the Debt Securities of a series are issued in book-entry only form and the depositary is someone other than DTC, we will provide you with additional information in a prospectus supplement or pricing supplement. Beneficial interests in global securities will be identified on, and transfers of global securities will be made only through, records maintained by the depositary and its participants. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositary.

  The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are controlled by DTC and are subject to change by DTC from time to time. We take no responsibility for these operations and procedures and we suggest that you contact DTC or its participants directly to discuss these matters.

  DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised us that its current practice, upon the issuance of global securities, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Debt Securities represented by such global security for all purposes under the Indenture and the Debt Securities. Except in the limited circumstances described below, owners of beneficial interests in a global security will not be entitled to have any portion of the global security registered in their names, will not receive or be entitled to receive physical delivery of global securities in definitive form and will not be considered the owners or holders of global securities (or any Security represented thereby) under the Indenture or the Debt Securities.

  You may hold your interests in the global securities directly through DTC, if you are a participant in DTC, or indirectly through organizations that are participants in DTC. All interests in global securities will be subject to the procedures and requirements of DTC.

  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited. Because DTC can act only on behalf of its participants, which in turn act on behalf of persons who hold interests through participants, the ability of a person having a beneficial interest in a global security to pledge their interest to persons or entities that do not participate in the DTC system, or to otherwise take actions in respect of their interest, may be affected by the lack of a physical certificate evidencing their interest.

  Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered owner thereof. Neither Lockheed Martin nor the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  We expect that DTC or its nominee, when it receives any payment of principal (and premium, if any) or interest, will credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name," will govern payments by participants to owners of beneficial interests in the global securities and voting by participants. However, these payments will be the responsibility of the participants and not of DTC, the Trustee, or Lockheed Martin.

  Unless we tell you otherwise in a prospectus supplement or pricing supplement with respect to a series of Debt Securities, Debt Securities represented by a global security will be exchangeable for Debt Securities in registered form with the same terms in authorized denominations only if:

  . DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

  . we instruct the Trustee that the global security is now exchangeable.

  DTC has advised us that it will take any action permitted to be taken by a holder of Debt Securities (including the presentation of Debt Securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities of a series are credited and only in respect of such portion of the aggregate principal amount of the Debt Securities of that series as to which such participant or participants has or have given direction. However, if there is an Event of Default under a series of the Debt Securities, the global securities of that series will be exchanged for legended Debt Securities of that series in certificated form and distributed to DTC's participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Lockheed Martin, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

  We have been informed by DTC that its management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." We have also been informed by DTC that it has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC has informed us that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, we have been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed us that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed us that it is in the process of developing such contingency plans as it deems appropriate.

  The foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Payment

  We will pay principal, interest and any premium on Debt Securities issued solely in registered form at the New York, New York corporate trust office of the appropriate Trustee, or at any other office or agency maintained by us for such purposes that we identify in any prospectus supplement. With respect to Debt Securities in registered form, the Debt Securities may provide that we can pay interest by check mailed to the person in whose name the Debt Securities are registered on the days specified in the Indenture or any prospectus supplement.

  We will pay principal, interest and any premium on Debt Securities in book-entry only form as provided under the heading "Book-Entry Procedures" in this prospectus.

  If we authorize any other person to make payments on Debt Securities for us, we will identify them in any prospectus supplement.

Events of Default

  Unless we indicate otherwise in a prospectus supplement, "Event of Default," when used in the Indenture, will mean any of the following with respect to a series of Debt Securities:

  . a failure to pay the principal or any premium on any Debt Security of that series when due;

  . a failure for 30 days to pay interest on any Debt Security of that series when due;

  . a failure to perform any other covenant in the Indenture that continues for 90 days after we have been given written notice of such failure; or

  . certain events in bankruptcy, insolvency or reorganization of Lockheed
    Martin.

  An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under an Indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the case of a payment default) if it considers such action to be in the interests of the holders.

  If an Event of Default for any series of Debt Securities occurs and continues, the Trustee, or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series, may declare the entire principal (or, in the case of a Debt Security issued at a discount, the amount provided for in the Debt Security) of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration of acceleration.

  Other than its duties in case of a default, a Trustee has no obligation to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities.

Certain Covenants

  Under the Indenture, we will agree to:

  . pay the principal, interest and any premium on the Debt Securities when due;

  . maintain a place of payment;

  . deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indenture; and

  . deposit sufficient funds with any paying agent on or before the due date for payment of any principal, interest or any premium.

  The Indenture restricts our ability and the abilities of certain of our subsidiaries to encumber assets. If Lockheed Martin or any Restricted Subsidiary (as defined below) pledges or mortgages any of its property to secure any debt, unless an exception applies, then Lockheed Martin or such Restricted Subsidiary also will pledge or mortgage the same property to the Trustee to secure the Debt Securities as long as such debt is secured by such property.

  This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a Permitted Lien (as defined below) without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of:

  . the amount of debt secured by such assets, plus

  . the total amount of other secured debt not permitted by this restriction
    (other than debt that is secured by a Permitted Lien), plus

  . the total amount of secured debt existing at the date of the Indenture, plus

  . the total amount of Attributable Debt in respect of certain Sale-
    Leaseback Transactions

does not exceed 10% of Lockheed Martin's Consolidated Net Tangible Assets.

  "Permitted Liens" mean (1) Liens on property, stock or debt of a corporation at the time such a corporation becomes a Restricted Subsidiary; (2) Liens on property at the time Lockheed Martin or a Restricted Subsidiary acquires the property, provided that no such Lien extends to any other property of Lockheed Martin or any other Restricted Subsidiary; (3) Liens to secure the payment of all or any part of the purchase price of such property or to secure any debt incurred prior to, at the time of or within one year after the acquisition of such property for the purpose of financing all or any part of the purchase price of such property; (4) Liens securing debt owing by a Restricted Subsidiary to Lockheed Martin or another Restricted Subsidiary; (5) Liens on property of an entity at the time (a) such entity is merged into or consolidated with Lockheed Martin or a Restricted Subsidiary or (b) Lockheed Martin or a Restricted Subsidiary acquires all or substantially all of the assets of such entity; (6) Liens in the favor or any customer (including any government or governmental authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure debt guaranteed by a government or governmental authority; (7) Liens arising pursuant to any order of attachment, distraint or similar legal process in connection with court proceedings so long as the execution or other enforcement is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;
(8) materialmen's, suppliers', tax or similar Liens arising in the ordinary course of business for sums not overdue or which are being contested in good faith by appropriate proceedings; and (9) any renewal, extension or replacement (in whole or in part) for any Lien permitted pursuant to exceptions (1) through
(8) above or a Lien existing on the date Debt Securities of the applicable series are first issued, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property subject to the existing Lien.

  The Indenture will not otherwise limit our ability to incur additional debt, unless we tell you this in a prospectus supplement.

  The Indenture also restricts our ability and the abilities of certain of our subsidiaries to enter into Sale-Leaseback Transactions. This restriction does not apply in certain circumstances set forth in the Indenture.

  Below are summaries of definitions for terms that we have just used that begin with capital letters. For the full definition of such terms, you should refer to the form of the Indenture filed as an exhibit to the registration statement.

  "Attributable Debt" for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles.

  "Consolidated Net Tangible Assets" means the total assets of Lockheed Martin and its Subsidiaries as reflected in Lockheed Martin's most recent balance sheet, less (1) current liabilities and (2) goodwill, patents and trademarks.

  "Lien" means any mortgage, pledge, security interest or lien.

  "Principal Property" means, with certain exceptions, any manufacturing facility located in the United States and owned by Lockheed Martin or by one or more Restricted Subsidiaries and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and similar charges) greater than 3% of Consolidated Net Tangible Assets, or any manufacturing facility or other property declared to be a Principal Property by the Chief Executive Officer or Chief Financial Officer of Lockheed Martin by delivery of a certificate to that effect to the Trustee.

  "Restricted Subsidiary" means a Subsidiary of Lockheed Martin that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a Principal Property, except that a subsidiary of Lockheed Martin shall not be a "Restricted Subsidiary" if its shares are registered or it is otherwise required to file periodic reports with the SEC.

  "Sale-Leaseback Transaction" means, subject to certain exceptions, an arrangement pursuant to which Lockheed Martin or a Restricted Subsidiary transfers a Principal Property to a person and contemporaneously leases it back from that person.

Consolidation, Merger or Sale

  We may not consolidate with or merge into another corporation or transfer all or substantially all of our assets to another corporation unless:

  . the successor corporation assumes all of our obligations under the Debt
    Securities and the Indenture;

  . immediately after giving effect to the transaction, no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

  . we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming that we have complied with the Indenture.

Redemption Provisions, Sinking Fund and Defeasance

  We may redeem some or all of the Debt Securities at our option subject to the conditions stated in the prospectus supplement relating to that series of Debt Securities. If a series of Debt Securities is subject to a sinking fund, the prospectus supplement will describe those terms.

  The Indenture permits us to discharge or "defease" certain of our obligations with respect to any series of Debt Securities at any time. We may defease a certain series of Debt Securities by depositing with the Trustee sufficient cash or government securities to pay all sums due on that series of Debt Securities. Under certain circumstances, if we defease a series of Debt Securities our legal obligation to pay principal, interest and any premium on the Debt Securities of that series will be discharged. We can defease one series of Debt Securities without defeasing any other series.

  Under United States Federal income tax law as of the date of this prospectus, a discharge of our legal obligation to pay principal (and premium, if any) and interest on the Debt Securities would be treated as an exchange of a new security (namely, an interest in the trust created by the deposit of cash or government securities) for the related Debt Securities. Each holder would be required to recognize gain or loss equal to the difference, if any, between the holder's cost or other tax basis for the Debt Securities and the value of the holder's interest in the trust. Holders would not be required to recognize gain or loss in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal (and premium, if any) and interest on the Debt Securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than United States Federal income tax law.

Changes to the Indenture

  Holders who own more than 50% in principal amount of the outstanding Debt Securities of a series can agree with us to change the provisions of the Indenture relating to that series. However, no change can affect the payment terms, or the percentage required to change other terms of the Indenture, without the consent of all holders of Debt Securities of the affected series.

  We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of Debt Securities, without the consent of any holder of Debt Securities.

Initial Trustee

  U.S. Bank Trust National Association will serve as trustee under the Indenture. It also is trustee under other indentures pursuant to which debt securities of Lockheed Martin have been issued. If we use a different trustee for any series of Debt Securities, we will provide the details in a prospectus supplement.

                              PLAN OF DISTRIBUTION

  We may sell any series of Debt Securities:

  . through underwriters or dealers;

  . through agents; or

  . directly to one or more purchasers.

  For each series of Debt Securities, the prospectus supplement will include a description of:

  . the initial public offering price;

  . the names of any underwriters, dealers or agents, if any;

  . the purchase price of the Debt Securities;

  . our proceeds from the sale of the Debt Securities;

  . any underwriting discounts or agency fees and other underwriters' or agents' compensation;

  . any discounts or concessions allowed or reallowed or paid to dealers; and

  . the securities exchanges on which the Debt Securities will be listed, if any.

  If we use underwriters in the sale, they will buy the Debt Securities for their own account. The underwriters may then resell the Debt Securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter.

  The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Debt Securities offered if they purchase any Debt Securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

  If we use dealers in the sale, we will sell Debt Securities to such dealers as principals. The dealers may then resell the Debt Securities to the public at varying prices to be determined by such dealers at the time of resale.

  If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

  If we sell directly, no underwriters or agents would be involved.

  We are not making an offer of Debt Securities in any state that does not permit such an offer.

  Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be "underwriters" as defined in the Securities Act of 1933. Any discounts or commissions that we pay them and any profit they receive when they resell the Debt Securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

  We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the Debt Securities from Lockheed Martin on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

  Underwriters, dealers and agents may be our customers or may engage in transactions with us or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

  Miles & Stockbridge P.C., Baltimore, Maryland, will issue an opinion about the legality of the Debt Securities for us. Opinions about certain legal matters relating to the Debt Securities also may be issued to the underwriters, dealers or agents by their counsel.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Lockheed Martin Corporation included in our Annual Report (Form 10-K) for the year ended December 31, 1997 as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance upon their report, given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering or offerings described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee...........    695,000
      Trustee fees and expenses.....................................     78,000
      Legal fees and expenses.......................................    200,000
      Accounting fees and expenses..................................    200,000
      Printing and engraving fees and expenses......................    123,500
      Rating agency fees............................................    150,000
      Blue Sky fees and expenses (including legal fees).............     20,000
      Miscellaneous.................................................     13,500
                                                                     ----------
          Total..................................................... $1,480,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  The Corporation's Bylaws provide that the Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Corporation may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law. In addition to indemnification, the officers and directors of the Corporation are covered by certain insurance policies maintained by the Corporation.

  The Corporation's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation, shall have any liability to the Corporation or any of its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Charter provision applies, the remedies available to the Corporation or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under the federal securities law.

  The form of Underwriting Agreement filed as an exhibit to this Registration Statement provides for indemnification by the Corporation of the underwriters or controlling persons of the underwriters under certain circumstances.

Item 16. Exhibits.

      1      Form of Underwriting Agreement.
      4(a)   Form of Indenture.
      4(b)   Form of U.S. $ Dominated Note/Debenture.
      5      Opinion of Miles & Stockbridge P.C.
     12      Statement regarding computation of ratios of earnings to
             fixed charges.
     23(a)   Consent of Ernst & Young LLP, Independent Auditors.
     23(b)   Consent of Miles & Stockbridge P.C., included in Exhibit 5.
     24      Powers of Attorney.
     25      Form T-1, Statement of Eligibility and Qualification Under
             the Trust Indenture Act of 1939.

Item 17. Undertakings.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, the 29th day of January 1999.

                                          LOCKHEED MARTIN CORPORATION

                                          By: /s/ Marian S.Block
                                             -------------------------------
                                                  Marian S. Block
                                                 Vice President and
                                             Associate General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   Chairman and Chief Executive   January 29, 1999
____________________________________  Officer (Principal
          Vance D. Coffman            Executive Officer)

                 *                   Executive Vice President and   January 29, 1999
____________________________________  Chief Financial Officer
         Marcus C. Bennett            (Principal Financial
                                      Officer)

                 *                   Vice President and             January 29, 1999
____________________________________  Controller (Principal
          Todd J. Kallman             Accounting Officer)


  The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

  Norman R. Augustine*                    Vincent N. Marafino*
  Marcus C. Bennett*                      Eugene F. Murphy*
  Lynne V. Cheney*                        Allen E. Murray*
  Vance D. Coffman*                       Frank Savage*
  Houston I. Flournoy*                    Peter B. Teets*
  James F. Gibbons*                       Carlisle A.H. Trost*
  Edward E. Hood, Jr.*                    James R. Ukropina*
  Caleb B. Hurtt*                         Douglas C. Yearley*
  Gwendolyn S. King*

      /s/ Stephen M. Piper
*By: __________________________                               January 29, 1999
        Stephen M. Piper
     (As Attorney-in-fact)